Exhibit 99.2

Contact:

Robert Ramirez, CFO, (305) 375-8005 or rramirez@answerthink.com

Answerthink Announces Additional Authorization For

Share Repurchase Program

MIAMI, FL – September 24, 2007 — Answerthink, Inc. (Nasdaq: ANSR) announced today that its Board of Directors approved a $5 million increase in the size of the Company’s share repurchase program. As of September 20, 2007, approximately $366,000 remained available under the Company’s existing share repurchase program authorization.

Any purchases made under the share repurchase program may be made in the open market or through privately-negotiated transactions, subject to market conditions and trading restrictions. At the end of the second quarter of 2007, Answerthink had approximately 44.5 million shares outstanding. The additional authorization to the repurchase program is effective immediately.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group, a global strategic advisory firm, is a leader in best practice research and advisory programs, benchmarking and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insight from more than 4,000 benchmarking studies, executives use Hackett’s empirically based approach to quickly define and prioritize initiatives, and to leverage proven strategies that enable world-class performance. Through its sister company REL, Hackett offers working capital solutions focused on delivering significant cash flow improvements. Hackett has worked with 2,700 major corporations and government agencies, including 88% of the Dow Jones Global Titans and 73% of the Fortune 100. For more information, visit www.thehackettgroup.com.

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About REL

REL is a world leading consulting firm dedicated to delivering sustainable cash flow improvement across business operations. REL’s tailored solutions balance client trade-offs between working capital, operating costs and service performance. REL’s expertise has helped clients free up billions of dollars/euros/pounds in cash, creating the financial freedom to fund acquisitions, pension liabilities, product development, debt reduction and share buy-back programs. In-depth process expertise, analytical rigor, and collaborative client relationships enable REL to deliver an exceptional return on investment in a short timeframe. REL has delivered work in over 60 countries for the Global 2000.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause Answerthink’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of the products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.